CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                        SKANDIA LIFE AMERICA CORPORATION



        The undersigned, being the duly elected Assistant Secretary of Skandia Life America Corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation on November 25, 1987, and further certifies that the "Statement of Suitability" and "Standards of Conduct and Code of Ethics" attached hereto are true, correct and complete copies of the "Standards of Suitability" and "Standards of Conduct and Code of Ethics" of the Corporation, and further certifies that no amendments have been made to the resolutions or the attached documents and the same are in full force and effect:


            RESOLVED, That pursuant to Section 38-154a of the Connecticut General Statutes, management of the Corporation, in the exercise of their discretion, may use the "Skandia Life Variable Account A" now in existence, assuming compliance with all legal and regulatory requirements, or establish a separate account designated "Skandia Life Variable Account B", (herein, such Account A or Account B shall be referred to as "the Account") for the purposes set forth in the following resolutions, and subject to such conditions as hereinafter set forth; and it is further


            RESOLVED, That the Account may be used to fund reserves required for such variable annuity contracts ("Contracts") issued by the Corporation, as the President and the Board of Directors may designate for such purpose; and it is further


             RESOLVED, That the assets of the Account be maintained separate from the assets of the Corporation, and that the income, gains and losses, realized or unrealized, from assets allocated to a separate account in accordance with the Contracts, shall be credited to or charged against such Account without regard to other income, gains or losses of the Corporation; and it is further


             RESOLVED, That the Account shall invest or reinvest the assets of the Account in securities issued by investment companies registered under the Investment Company Act of 1940, as may be specified in the Contracts from time to time; and it is further


             RESOLVED, That the President or the Vice President of the Corporation be, and hereby is, authorized to change the designation of the Account to such other designation as he may deem necessary or appropriate in furtherance of the goals of the Corporation with respect to such variable annuities; and it is further


             RESOLVED, That the appropriate officers of the Corporation, with such assistance from the Corporation's auditors, Touche, Ross & Co, its legal, counsel, Werner, Kennedy & French, and independent consultants or others as they may require, be and they hereby are, authorized and directed to the extent required under federal 1aw to take all action necessary to: (a) register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and (b) register the Contracts in such amounts, which may be an indefinite amount, under the Securities Act of 1933 as the officers of the Corporation shall from time to time deem appropriate, and (c) take all other actions which are necessary or desirable in connection with the offer and sale of said Contracts and the operation of the Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, and state securities laws, including filing of any amendments to registration statements, and undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Corporation shall deem necessary or appropriate; and it is further


             RESOLVED, That the President, the Vice President(s), and each of them with full power to act without the others, hereby are severally authorized and empowered to the extent required under federal law in cooperation with Werner, Kennedy & French, legal counsel to the
       Corporation, to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Account and by the Corporation as sponsor and depositor such documents, including a Registration Statement registering the Account as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of the Account and the Corporation and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Corporation; and it is further


             RESOLVED, That Robert B. Goode, Jr., President, and John T. Buckley, Esq. of Werner, Kennedy & French, 220 East 42nd Street, New York, New York 10017, are hereby appointed as agents for service under any such registration statements duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and it is further


             RESOLVED, That the President or the Vice President of the Corporation be, and hereby is authorized to establish procedures under which the Corporation will institute procedures for the voting rights for owners of such Contracts with respect to securities owned by the Account; and it is further


             RESOLVED, That the President or the Vice President of the Corporation is hereby authorized to execute such agreement or agreements with Skandia Life Equity Sales Corporation (a corporation formed as a wholly owned subsidiary of Skandia U.S. Investment Holding Corporation) as are deemed necessary, appropriate or desirable under which Skandia Life Equity Sales Corporation will be appointed principal underwriter and distributor for the Contracts and under which Skandia Life Equity Sales Corporation will provide administrative services in connection with the establishment and maintenance of the Accounts and the design, issuance, and administration of the Contracts; and it is further


         RESOLVED, That, since the Corporation anticipates that the Account will invest in securities issued by one or more investment companies, the appropriate officers of the Corporation are hereby authorized to execute such agreement or agreements as may be necessary or appropriate with the manager, adviser, distributor or sponsor of such investment companies to permit such investments; and it is further


         RESOLVED, That the appropriate officers of the Corporation, and each of them, are authorized to execute and deliver all such documents and papers and to perform or cause to be performed all such acts and things as he may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and it is further


         RESOLVED, That the Standards of Suitability and the Standards of Conduct as approved by the Board of Directors, in the manner set forth in the annexed schedules, are hereby ratified and approved.


         IN WITNESS WHEREOF, the undersigned has executed this certificate this 28th day of December, 1987.


(Seal)
                                                Skandia Life America Corporation


                                                           /s/William J. Lazarou
                                                              William J. Lazarou
                                                             Assistant Secretary


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